News Release

Blackboard to Acquire Saf-T-Net, Inc., Provider of AlertNow

WASHINGTON – March 8, 2010 – Blackboard Inc. (NASDAQ: BBBB) today announced that it has entered into a definitive agreement to acquire privately-held Saf-T-Net, Inc., provider of AlertNow, a leading messaging and mass notification solution for the K-12 marketplace, for approximately $33 million in cash, excluding transaction costs and subject to certain adjustments.

“Our acquisition of AlertNow broadens our mass notification offerings, extends our focus on mobile devices and creates greater value for our significantly expanded K-12 client base. The strength of AlertNow’s value proposition is evidenced by their rapid growth, and we believe its addition to Blackboard will further enhance our momentum,” said Michael Chasen, CEO and President of Blackboard. “AlertNow has enjoyed strong renewal rates and we look forward to delivering the highest service levels to our broader base of clients. We are also excited to welcome our new colleagues from the AlertNow team to Blackboard.”

“Blackboard shares our enthusiasm for serving the needs of parents, teachers and administrators across the K-12 market,” said Robert Bruce, President and CEO of Saf-T-Net. “We look forward to working with the Blackboard team to provide our clients and industry with an even broader selection of communication offerings and new innovations.”

Headquartered in Raleigh, NC, Saf-T-Net employs approximately 65 professional staff serving K-12 clients located throughout the U.S. With more than 2,000 K-12 clients, Saf-T-Net increases Blackboard’s commitment to the K-12 market. In addition, Saf-T-Net provides features and functionality that will enhance and accelerate development for Blackboard’s own messaging and mass-notification offering Blackboard Connect™, including: new Parent Portal technology; enhanced survey capabilities; and multi-lingual capabilities. The broadened capabilities and client base provides significant opportunities, and there is the potential to realize long-term infrastructure cost benefits as a result of the increased scale from the combined operations.

Guidance for the First Quarter of 2010

Blackboard management does not expect that the acquisition of Saf-T-Net will have an impact on the Company’s first quarter financial results given an anticipated closing in late March. Accordingly, Blackboard management is re-affirming its previous guidance for the first quarter 2010 as follows:

•	Revenue of $98.6 to $102.6 million;

•	Amortization of acquired intangibles of approximately $8.9 million;

•	Stock-based compensation expense of approximately $5.1 million;

•	GAAP net income of $3.2 to $5.7 million, resulting in GAAP net income per diluted share of $0.09 to $0.16, which is based on an estimated 34.8 million diluted shares, and an estimated effective tax rate of approximately 36 percent;

•	Non-GAAP adjusted net income of $12.5 to $15.1 million, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.36 to $0.43 based on an estimated 34.8 million diluted shares and an estimated effective tax rate of approximately 38.5 percent.

Updated Guidance for the Full Year 2010

Blackboard management currently expects Saf-T-Net to contribute approximately $5.5 million to Blackboard’s 2010 GAAP revenue, assuming the anticipated late March closing date for the acquisition. The Company also expects the acquisition to be dilutive to full year 2010 by approximately ($0.09) to GAAP net income per diluted share and by approximately ($0.05) to non-GAAP net income per diluted share. Management estimates that there will be approximately ($0.04) per share of dilution in Q2 2010 to non-GAAP net income primarily related to the purchase accounting adjustment to Saf-T-Net’s deferred revenue and an additional ($0.01) per share of dilution in Q4 2010 to non-GAAP net income related to the timing of non-recurring integration costs. The Company currently expects Saf-T-Net to have a positive impact on non-GAAP net income per diluted share beyond 2010.

For full year 2010, Blackboard currently expects:

•	Revenue of $429.5 to $445.5 million;

•	Amortization of acquired intangibles of approximately $35.0 million;

•	Stock-based compensation expense of approximately $20.2 million;

•	GAAP net income of $19.7 to $30.1 million, resulting in GAAP net income per diluted share of $0.56 to $0.85, which is based on an estimated 35.5 million diluted shares; and an estimated effective tax rate of approximately 36 percent;

•	Non-GAAP adjusted net income of $56.8 to $67.1 million, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and non-cash interest expense, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.60 to $1.89 based on an estimated 35.5 million diluted shares and an estimated effective tax rate of approximately 38 percent;

•	Cash flow from operations of $100.0 to $110.0 million; and

•	Capital expenditures of approximately 4 to 5 percent of total revenue.

Corporate Presentation to Investment Community

At 9:15 a.m. ET today, John Kinzer, Chief Financial Officer and Michael J. Stanton, Senior Vice President, Finance & Treasurer will provide a corporate presentation to analysts and investors from the Raymond James 31st Annual Institutional Investors Conference in Orlando, FL. The presentation will include commentary related to the acquisition of Saf-T-Net and can be accessible via webcast through the Investor Relations tab of the Company’s web site at http://investor.blackboard.com or at the conference web site at http://www.wsw.com/webcast/rj54/bbbb/.

Use of Non-GAAP Financial Measures

This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles, stock-based compensation expense, non-cash interest expense, all net of taxes, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense, non-cash interest expense, and non-cash patent related impairment expense, all net of taxes.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 17, 2010, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 17, 2010 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of March 8, 2010. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to March 8, 2010.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.

About Saf-T-Net (AlertNow)
Saf-T-Net (AlertNow) is headquartered in Raleigh, N.C. AlertNow delivers more than nine million messages per month on behalf of more than 30,000 school administrators in all 50 states throughout the country.

Contacts:

For Financial Media and Investors:
Michael J. Stanton
Senior Vice President
Blackboard Inc.
+1 (202) 463-4860 ext. 2305

For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com

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